UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 10, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) and (f)

On May 10, 2010, the Compensation Committee of the Board of Directors of Leucadia National Corporation (the “Company”) awarded performance bonuses for 2009 of $2,000,000 (the “2009 Bonus”) to each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively, of the Company.  The 2009 Bonuses were awarded under the Company’s shareholder approved 2003 Senior Executive Annual Incentive Bonus Plan (the “Bonus Plan”), which provides for an annual incentive bonus to each of Messrs. Cumming and Steinberg in an amount equal to 1.35% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each year through 2014, subject to reduction by the Compensation Committee, in its sole discretion.  Although the maximum amount of the bonus that could have been paid to each of Mr. Cumming and Mr. Steinberg under the Bonus Plan was $7,870,365, the Committee exercised its discretion and determined to pay only $2,000,000 to each of Mr. Cumming and Mr. Steinberg at this time. The Committee determined that it would, at an appropriate time in the future, re-consider whether to pay any of the remaining portion of the maximum 2009 bonus that could have been paid under the Bonus Plan.  The Bonus Plan is designed so that the cash bonuses awarded under it will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

After giving effect to the 2009 Bonus, the amounts reflected in the Summary Compensation Table contained in the Company’s Proxy Statement dated April 7, 2010 under the columns “Bonus” and “Total” would have increased by the amount of the 2009 Bonus for each of Messrs. Cumming and Steinberg.  As a result, total compensation as reflected in the Summary Compensation Table for 2009 would have been $3,011,850 for Mr. Cumming and $3,184,338 for Mr. Steinberg.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Company’s 2010 Annual Meeting of Shareholders held on May 10, 2010.

  Election of directors:
	Number of Shares
	For	Withheld	Broker Non-Votes
Ian M. Cumming	174,718,882	10,037,385	29,555,969
Paul M. Dougan	183,233,986	1,522,281	29,555,969
Alan J. Hirschfield	184,293,958	462,309	29,555,969
James E. Jordan	183,466,813	1,289,454	29,555,969
Jeffrey C. Keil	184,120,115	636,152	29,555,969
Jesse Clyde Nichols, III	183,454,581	1,301,686	29,555,969
Michael Sorkin	184,373,620	382,647	29,555,969
Joseph S. Steinberg	182,654,824	2,101,443	29,555,969

Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2010.

For	212,743,125
Against	1,414,128
Abstentions	154,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010
LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer